NEWS BULLETIN
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Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601-5382 312/346-8100

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For Further Information:

AT OLD REPUBLIC:               AT FRB | WEBER SHANDWICK:
Al  Zucaro                     George Zagoudis
Chairman & CEO                 General Information
(312) 346-8100                 (312) 640-6663
                               gzagoudis@webershandwick.com

AT FRB | WEBER SHANDWICK:      AT FRB | WEBER SHANDWICK:
Leslie Loyet                   Tim Grace
Analysts/Investors             Media Inquiries
(312) 640-6672                 (312) 640-6667
lloyet@webershandwick.com      tgrace@webershandwick.com
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FOR IMMEDIATE RELEASE                                                NYSE:  ORI
THURSDAY, APRIL 24, 2003



                          OLD REPUBLIC ANNOUNCES RECORD
                          QUARTERLY OPERATING EARNINGS

                            ------------------------

           Each Major Business Segment Contributes to Earnings Growth

--------------------------------------------------------------------------------
                              Financial Highlights
              (unaudited; amounts in millions except share data and
        percentages; all per-share amounts are stated on a diluted basis)
--------------------------------------------------------------------------------

                                           Quarters Ended March 31,
                                    --------------------------------------
                                     2003            2002           Change
                                    --------------------------------------
Total Revenues                      $739.0          $639.0           15.6%
Net Operating Income  (*)           $108.7          $ 89.3           21.8%
Net Income (*)                      $104.3          $ 95.5            9.2%
Diluted Earnings Per Share:
  Net Operating Income (*)          $ 0.90          $ 0.74           21.6%
  Net Income (*)                    $ 0.86          $ 0.79            8.9%

--------------------------------------------------------------------------------

Chicago - April 24, 2003 - Old Republic International Corporation (NYSE: ORI), today announced that net operating earnings grew by 21.6 percent per share in this year's first quarter. The largest improvements stemmed from the Company's general insurance business, which posted pretax operating earnings growth of
48.0 percent, and its title services line, whose pretax operating earnings rose by 28.0 percent. Consolidated results were also aided by additional growth in Old Republic's mortgage guaranty business, its single largest earnings contributor.

Old Republic International Corporation
Add 1

Old Republic's consolidated net operating earnings amounted to $108.7 million, or 90 cents per share, for the first quarter of 2003, versus $89.3 million, or 74 cents per share, up 21.6 percent from the same period in 2002. First quarter net income increased 9.2 percent to $104.3 million, or 86 cents per share, compared to $95.5 million, or 79 cents per share, in last year's first quarter. Post tax net realized investment losses amounted to $4.3 million, or 4 cents per share in the first quarter compared to post tax net realized investment gains of $6.2 million, or 5 cents per share in the same period of 2002.

(*) GAAP net income includes post tax realized gains (losses), whereas net operating income is exclusive of such items. Both figures are given to aid investor analysis of Company results and to highlight the impact of certain accounting rules or securities market-driven considerations that affect the recording of investment gains or losses and can contribute to earnings volatility and lessened period-to-period comparability. The realization of investment gains or losses can be highly discretionary due to such factors as the timing of individual securities sales, tax-planning considerations, and investment management judgments relative to the direction of securities markets or the future prospects of individual issues or industry sectors. The recognition of losses from write-downs of securities deemed other than temporarily impaired can be caused by a variety of factors, including adverse securities market trends and industry-wide or issuer-specific developments that can lead to a permanent loss of market value or non-recoverability of asset value. Pretax realized losses of $6.7 million in the first three months of 2003 and pretax realized gains of $9.7 million in the first three months of 2002 include write-downs of $9.5 million and $9.0 million, respectively, applicable to investment securities deemed to have become other than temporarily impaired at the end of each period.

Consolidated Revenues

Consolidated  operating revenues in the first quarter totaled $745.8 million, up
18.5 percent from $629.3 million in the same period of 2002. Net premiums and fees earned were $663.6 million in the latest quarter versus $551.6 million in the year-ago period. Consolidated net investment income of $69.4 million for the first three months of 2003 was up slightly when compared to the preceding year due to the continuation of a lower yield environment which partially offset growth in the Company's invested asset base.

General Insurance Group

Old Republic's General Insurance Group, which underwrites property and liability insurance coverages, reported a 48.0 percent increase in pretax operating income to $59.4 million for this year's first quarter. This compares to $40.1 million earned during the same period in 2002. Net premiums earned in the first quarter of 2003 were $313.9 million, up 16.8 percent from $268.7 million a year ago. The composite underwriting ratio for the first three months of 2003 reflected a decline of 5.3 percentage points to 94.8 percent when compared to 100.1 percent posted in the first quarter of 2002, and 98.4 percent for all of 2002. The positive underwriting trends are attributable to the steadily improving pricing and risk selection standards that have been applied in the past three years, as well as reduced claim frequency and severity in the latest quarter in most parts of Old Republic's business.

Mortgage Guaranty Group

Old Republic's Mortgage Guaranty Group posted pretax operating earnings growth of 7.9 percent to $75.9 million in this year's first quarter. This compares to $70.3 million earned in the same quarter of 2002. Net premium revenues in the most recent quarter were $100.0 million, up 9.2 percent from $91.6 million in the year-ago quarter. The composite underwriting ratio in the first three months of 2003 was 40.5 percent compared to 41.0 percent in the same quarter of 2002. Trends in loan default rates and claim severity remained relatively stable during the first quarter thus reducing pressure on claim cost provisions. Investment income was relatively flat year over year.

                                     -more-

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Old Republic International Corporation
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Title Insurance Group

In this year's first quarter, Old Republic's Title business registered a 32.4 percent increase in premium and fee revenues versus the first quarter of 2002. Pretax operating results in this segment continue to be affected favorably by strong revenue growth, relatively low claim costs, and good controls on operating expenses. The composite underwriting ratio was 91.5 percent in the first quarter of 2003, up marginally from 91.4 percent in the same period of 2002.

Life and Health Group

Earnings for the Company's Life and Health Group, its smallest segment, were slightly lower in this year's first quarterly period. Reduced benefits and claims costs were offset by greater production and operating expenses.

Cash, Invested Assets and Shareholders' Equity

Cash and invested assets at March 31, 2003, totaled $6.40 billion, or $53.13 per share, compared to $6.16 billion, or $51.15 per share, at December 31, 2002, and $5.70 billion, or $47.40 per share, at March 31, 2002.

Effective January 1, 2003, the Corporation elected to reclassify its fixed maturity securities categorized as held to maturity to the available for sale classification. The securities involved are primarily utility and tax-exempt bonds that account for approximately 34 percent of Old Republic's investment portfolio. The decision was prompted by restrictive accounting rules affecting held to maturity investment securities. The necessarily mechanical application of these rules can inhibit the Corporation's ability to optimally manage its investments from a practical business point of view. As of March 31, 2003 the net impact of this reclassification on the Corporation's balance sheet is to increase the carrying value of invested assets by $119.4 million, deferred tax liabilities by $41.8 million, and shareholders equity by $77.6 million, or approximately 64 cents per share. This change has no income statement impact, no effect on Old Republic's ability or intent to hold individual securities to maturity as it may deem appropriate, and does not affect the Company's necessary long-term orientation in the management of its business. Going forward, Old Republic's shareholders' equity account determined on the basis of generally accepted accounting principles could, as a result, reflect somewhat greater period to period volatility as the entire bond, note and stock investment portfolio will be marked to market on a quarterly basis.

The investment portfolio reflects a current allocation of approximately 86 percent in fixed-maturity securities and 7 percent in equities. As in the past, it contains little or no exposure to real estate investments, mortgage-backed securities, derivatives, junk bonds, private placements or mortgage loans. Consolidated operating cash flow continued to be positive in the latest quarter, growing by 31.2 percent to $196.4 million.

Common shareholders' equity was $3.30 billion at March 31, 2003, compared to $3.15 billion at December 31, 2002, and $2.87 billion at March 31, 2002. Book value per share was $27.39 at the end of March 2003, versus $26.17 at year-end 2002 and $23.90 at March 31, 2002. The latest quarter's change in book value reflects principally the retention of earnings in excess of dividend requirements, and an increase in the value of bonds and stocks carried at market values.

Conference Call Information

Old Republic has scheduled a conference call at 2:00 p.m. Central Daylight Savings Time today to discuss its first quarter 2003 performance and review ongoing trends. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software. Replays will be available through this website for 30 days.

                                     -more-

Old Republic International Corporation
Add 3

About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages in the property and liability, mortgage guaranty, title and life and health insurance fields. One of the nation's 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $9.00 billion and capitalization of $3.44 billion. Its current stock market valuation is approximately $3.63 billion.

Safe Harbor Statement

Historical data pertaining to the operating performance, liquidity, and other financial matters applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed claims can have a bearing on period-to-period comparisons and future operating results.

Some of the statements made in this News Release and Company published reports, as well as oral statements or commentaries made by the Company's officials in conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements, commentaries, or inferences therefrom involve, of necessity, assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected in particular by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title insurance results can be affected by similar factors and most particularly by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans; mortgage guaranty results may also be affected by various risk-sharing arrangements with business producers as well as the risk management and pricing policies of government sponsored enterprises. Life and disability insurance results can be impacted by the levels of employment and consumer spending, as well as mortality and health trends. At the parent company level, operating earnings or losses are generally affected by the amount of debt outstanding and its cost, as well as interest income on temporary holdings of short-term investments.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

           For the latest news releases and other corporate documents on Old Republic International
                           visit: www.oldrepublic.com
                                  -------------------

                           Financial Tables Follow ...

                                     -more-

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Old Republic International Corporation
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

                                        Old Republic International Corporation
                                                 FINANCIAL HIGHLIGHTS
-----------------------------------------------------------------------------------------------------------------------

                                                                                     Quarters Ended
                                                                                         March 31,
                                                                             -------------------------------      %
                                                                                  2003             2002        Change
                                                                             -----------------------------------------
NET INCOME:
  Total                                                                       $104,385,618      $95,554,720      9.2%
                                                                             ==============   ==============
  Per Share:Basic                                                                    $0.86            $0.79      8.9%
                                                                             ==============   ==============
            Diluted                                                                  $0.86            $0.79      8.9%
                                                                             ==============   ==============

Average number of common and
  equivalent shares outstanding
            Basic                                                              120,621,469      120,226,110
                                                                             ==============   ==============
            Diluted                                                            121,323,860      121,323,388
                                                                             ==============   ==============
-----------------------------------------------------------------------------------------------------------------------
COMPOSITION  OF  EARNINGS  PER  SHARE:
-----------------------------------------------------------------------------------------------------------------------
Basic Earnings:
  Net income, before items below                                                     $0.90            $0.74     21.6%
  Realized investment gains (losses)                                                 (0.04)            0.05
                                                                             --------------   --------------
      Net income                                                                     $0.86            $0.79      8.9%
                                                                             ==============   ==============
Diluted Earnings:
  Net income, before items below                                                     $0.90            $0.74     21.6%
  Realized investment gains (losses)                                                 (0.04)            0.05
                                                                             --------------   --------------
      Net income                                                                     $0.86            $0.79      8.9%
                                                                             ==============   ==============
-----------------------------------------------------------------------------------------------------------------------
BOOK  VALUE  PER  SHARE (End of periods)(a):
  As Reported                                                                       $27.39           $23.90     14.6%
                                                                             ==============   ==============
  Cost Basis                                                                        $25.89           $23.16     11.8%
                                                                             ==============   ==============
-----------------------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY ($ in Millions) :
-----------------------------------------------------------------------------------------------------------------------
Operating Revenues:
  General                                                                           $361.8           $316.3     14.4%
  Mortgage Guaranty                                                                  124.8            113.4     10.0%
  Title                                                                              239.6            182.2     31.5%
  Life & Health                                                                       17.7             16.6      6.8%
  Other                                                                                1.7              0.5
                                                                             --------------   --------------
    Consolidated Operating Revenues                                                  745.8            629.3     18.5%
Realized Investment Gains (Losses)                                                    (6.7)             9.7
                                                                             --------------   --------------
  Total Revenues                                                                    $739.0           $639.0     15.6%
                                                                             ==============   ==============

Pretax Operating Income (Loss):
  General                                                                            $59.4            $40.1     48.0%
  Mortgage Guaranty                                                                   75.9             70.3      7.9%
  Title                                                                               25.7             20.1     28.0%
  Life & Health                                                                        1.3              1.6    -20.1%
  Other                                                                               (1.9)            (1.9)
                                                                             --------------   --------------
    Total                                                                            160.5            130.3     23.1%
Realized Investment Gains (Losses)                                                    (6.7)             9.7
                                                                             --------------   --------------
    Revenues, Net of Expenses                                                        153.8            140.1      9.8%
Income Taxes                                                                          49.4             44.5     11.0%
                                                                             --------------   --------------
  Net Income                                                                        $104.3            $95.5      9.2%
                                                                             ==============   ==============
-----------------------------------------------------------------------------------------------------------------------

(a) "As Reported" in financial statements with all securities carried at market value at March 31, 2003, and partially so at March 31, 2002.
     "Cost Basis" calculation includes all investment securities at their currently amortized original cost.

                                     -more-

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Old Republic International Corporation
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

                                             Old Republic International Corporation
                                                  SEGMENTED SUMMARY INFORMATION
                                                          ($ in Millions)
------------------------------------------------------------------------------------------------------------------------------------

                 Net                                                                                        Pretax
               Premiums       Net                                                 Sales                    Operating    Composite
                & Fees     Investment     Other       Operating     Benefits     & Other       Total         Income    Underwriting
  Segment       Earned       Income       Income       Revenues     & Claims     Expenses     Expenses       (Loss)       Ratios
------------  -----------  -----------  -----------  ------------  -----------  -----------  -----------  ------------ -------------
Quarter Ended March 31, 2003
----------------------------
 General          $313.9        $43.6         $4.2        $361.8       $213.5        $88.8       $302.3         $59.4         94.8%
 Mortgage          100.0         16.4          8.3         124.8         15.2         33.6         48.8          75.9         40.5%
 Title             233.6          5.8          0.1         239.6         12.9        200.9        213.8          25.7         91.5%
 Life               16.0          1.6          ---          17.7          7.8          8.5         16.4           1.3        102.2%
 Other               ---          1.7          ---           1.7          ---          3.6          3.6          (1.9)         ---
              -------------------------------------------------------------------------------------------------------- -------------
  Consolidated    $663.6        $69.4        $12.7        $745.8       $249.5       $335.6       $585.2        $160.5         85.7%
              ======================================================================================================== =============

Quarter Ended March 31, 2002
----------------------------
 General          $268.7        $42.7         $4.9        $316.3       $197.1        $79.0       $276.2         $40.1        100.1%
 Mortgage           91.6         16.3          5.4         113.4         11.4         31.6         43.0          70.3         41.0%
 Title             176.5          5.5          0.1         182.2          8.3        153.8        162.1          20.1         91.4%
 Life               14.8          1.7          ---          16.6          8.0          6.9         14.9           1.6        100.8%
 Other               ---          0.5          ---           0.5          ---          2.5          2.5          (1.9)         ---
              -------------------------------------------------------------------------------------------------------- -------------
  Consolidated    $551.6        $67.0        $10.5        $629.3       $224.9       $273.9       $498.9        $130.3         87.8%
              ======================================================================================================== =============

------------------------------------------------------------------------------------------------------------------------------------

Fiscal Year Ended March 31, 2003
--------------------------------
 General        $1,229.3       $173.4        $19.3      $1,422.1       $868.4       $352.1     $1,220.6        $201.4         97.2%
 Mortgage          384.7         65.9         27.8         478.5         56.7        148.4        205.1         273.3         46.1%
 Title             870.5         22.8          0.5         893.9         45.3        745.1        790.4         103.4         90.7%
 Life               51.3          6.6          0.2          58.2         28.9         23.1         52.0           6.1        101.0%
 Other               ---          6.1          ---           6.2          ---         13.3         13.3          (7.1)         ---
              -------------------------------------------------------------------------------------------------------- -------------
  Consolidated  $2,535.9       $275.0        $48.0      $2,858.9       $999.5     $1,282.2     $2,281.8        $577.1         87.5%
              ======================================================================================================== =============

Fiscal Year Ended March 31, 2002
--------------------------------
 General        $1,037.0       $173.8        $19.3      $1,230.3       $772.3       $311.6     $1,083.9        $146.3        101.2%
 Mortgage          358.4         64.2         21.3         444.0         52.0        121.2        173.2         270.8         43.6%
 Title             678.2         22.6          0.8         701.7         28.7        589.1        617.9          83.8         90.6%
 Life               51.2          7.3          0.1          58.7         30.5         23.1         53.7           5.0        104.5%
 Other               ---          5.1          ---           5.1          ---         12.6         12.6          (7.4)         ---
              -------------------------------------------------------------------------------------------------------- -------------
  Consolidated  $2,124.9       $273.3        $41.7      $2,440.1       $883.7     $1,057.7     $1,941.5        $498.5         88.3%
              ======================================================================================================== =============

------------------------------------------------------------------------------------------------------------------------------------

                                     -more-

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Old Republic International Corporation
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

                                       Old Republic International Corporation
                                                OPERATING STATISTICS
                                                  ($ in Millions)
---------------------------------------------------------------------------------------------------------------------

                                                                                            Quarters Ended
                                                                                              March 31,
                                                                                  -----------------------------------
                                                                                       2003               2002
                                                                                  -----------------------------------
General Insurance Group:
  Benefits and claims ratio                                                                 69.2%              74.5%
  Expense ratio                                                                             25.6%              25.6%
                                                                                  ----------------   ----------------
    Composite ratio                                                                         94.8%             100.1%
                                                                                  ================   ================

  Paid loss ratio                                                                           54.9%              64.6%
                                                                                  ================   ================


Mortgage Guaranty Group:
  New insurance written:Primary                                                         $10,195.7           $7,033.5
                        Pool                                                              1,522.2            1,428.4
                                                                                  ----------------   ----------------
                        Total                                                           $11,717.9           $8,461.9
                                                                                  ================   ================

  Net insurance in force                                                               $114,421.7          $99,749.2
                                                                                  ================   ================

  Net risk in force                                                                     $16,162.2          $15,621.7
                                                                                  ================   ================

  Earned premiums ceded to captives                                                         $15.7              $12.7
                                                                                  ================   ================

  Persistency                                                                               55.0%              62.4%
                                                                                  ================   ================

  Delinquency ratio                                                                         3.30%              2.60%
                                                                                  ================   ================

  Claims ratio                                                                              15.2%              12.5%
  Expense ratio                                                                             25.3%              28.5%
                                                                                  ----------------   ----------------
    Composite ratio                                                                         40.5%              41.0%
                                                                                  ================   ================

  Paid loss ratio                                                                           16.5%              14.0%
                                                                                  ================   ================


Title Insurance Group:
  Direct orders opened                                                                    141,335             92,416
                                                                                  ================   ================
  Direct orders closed                                                                    108,730             85,574
                                                                                  ================   ================

  Claims ratio                                                                               5.5%               4.7%
  Expense ratio                                                                             86.0%              86.7%
                                                                                  ----------------   ----------------
    Composite ratio                                                                         91.5%              91.4%
                                                                                  ================   ================

  Paid loss ratio                                                                            2.4%               4.6%
                                                                                  ================   ================






                                      -30-